Exhibit 99.1

For more information, contact:

Wendy C. Waugaman, Chief Executive Officer
(515) 457-1824, wcwaugaman@american-equity.com

John M. Matovina, Chief Financial Officer
(515) 457-1813, jmatovina@american-equity.com

FOR IMMEDIATE RELEASE	Julie L. LaFollette, Director of Investor Relations
January 24, 2012	(515) 273-3602, jlafollette@american-equity.com

Debra J. Richardson, Chief Administrative Officer
(515) 273-3551, drichardson@american-equity.com
American Equity Announces Fourth Quarter 2011 Sales and Schedules Earnings Release, Conference Call and Webcast
WEST DES MOINES, Iowa (January 24, 2012) - American Equity Investment Life Holding Company (NYSE: AEL) announced today that its annuity sales in the fourth quarter of 2011 totaled $1.4 billion ($1.3 billion net of coinsurance), bringing aggregate sales for 2011 to $5.1 billion ($4.8 billion net of coinsurance). This represents year over year growth of 9%.
EARNINGS RELEASE AND CONFERENCE CALL
AEL will announce its fourth quarter 2011 earnings after the close of market on Wednesday, February 22, 2012. The fourth quarter earnings release and financial supplement will be posted on the American Equity web site (www.american-equity.com) at that time.
AEL will hold a conference call to discuss fourth quarter 2011 earnings on Thursday, February 23, 2012, at 9 a.m. CST. The conference call will be webcast live on the Internet. Investors and interested parties who wish to listen to the call on the Internet may do so at www.american-equity.com.
The call may also be accessed by telephone at 866-825-1709, passcode 39670014 (international callers, please dial 617-213-8060). An audio replay will be available shortly after the call on AEL's website. An audio replay will also be available via telephone through March 15, 2012, by calling 1-888-286-8010, passcode 59661466 (international callers will need to dial 1-617-801-6888).
ABOUT AMERICAN EQUITY
American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, is a full service underwriter of annuity and life insurance products, with a primary emphasis on the sale of index and fixed rate annuities. The company's headquarters are located at 6000 Westown Parkway, West Des Moines, Iowa, 50266. The mailing address of the company is: P.O. Box 71216, Des Moines, Iowa 50325.